Exhibit 99.1

SPACInsider Podcast: Noventiq’s Hervé Tessler and Corner Growth’s (COOL) Jerry Letter

https://www.spacinsider.com/news/spacinsider/podcast-noventiq-herve-tessler-corner-growth-jerry-letter

July 14, 2023

Transcript

Nick Clayton:

Hello and welcome to another SPACInsider podcast, where we bring an independent eye in interviewing the targets of SPAC transactions and their SPAC partners. The London Stock Exchange has seen several of its companies decamp for Wall Street this year, and SPACs have become a new avenue for those companies to skip across the pond.

I'm Nick Clayton, and this week, my colleague, Marlena Haddad and I speak with Hervé Tessler, CEO of Noventiq, and Jerry Letter, CFO and COO of Corner Growth Acquisition Corp. They explain why they think Noventiq will be better valued on the NASDAQ following the close of their $800 million combination announced in May, and how Noventiq's own operations as a digital transformation facilitator are ramping up in the developing world. Take a listen.

So, Hervé you’ve seen a lot of companies opt for the SPAC route to uplist from smaller international or domestic exchanges, but Noventiq is currently listed in London, which some would consider to be on par with the NYSE or NASDAQ. So what spurred the move for you?

Hervé Tessler:

Well, I think the move is a natural step in our growth plans. We've been public at the London Stock Exchange since October or November 2021. When we look at the current share price and the liquidity, we are not satisfied, we're not happy. We don't think that the current valuation is reflecting the real value of our business. And then we had a lot of work with the board looking at different options, and we ended up partnering with Corner and thinking with Corner together that moving the company to NASDAQ was absolutely the best thing to do, to basically get the company valued as per its real worth, gain access to capital with tech-savvy investors, so that we can keep investing for the growth of the business.

Nick Clayton:

Jerry, you've seen a ton of changes in the SPAC markets since Corner Growth's listing in December 2020. So why was Noventiq a good fit?

Jerry Letter:

So, Corner has actually been a technology investor for over 20 plus years now, and we really have a strong network of technology founders and operators, public company operators, executives and board members and venture investors. And we really wanted to work very closely with them to find the perfect fit for this transaction and for the US public markets. And we really believe we found that in Noventiq.

So first of all, Noventiq really has strong secular tailwinds in IT digital spend, as well as digital transformation, where they operate. And they really operate in those emerging growth markets where we're really seeing those strong secular tailwinds. Secondly, Noventiq has had the ability to really show steady growth consistently for organic growth, and inorganic growth on the revenue side, and being able to do that both profitably in these emerging growth markets, and specifically in areas like India, where they've been able to grow their talent team, really grow that product offering of services, and really grow geographies and scale. And third of all, Noventiq really has just a tremendous, world-class management team led by Hervé here, who has led a very large global organization, as well as a superior senior management team who's really helped drive the public company readiness because they've already been public on the LSE for some time. So we're very excited to be partnering with Noventiq.

Marlena Haddad:

Great. And on that note, Hervé, you had a long vantage point on the digital transformations happening at companies with your experience at Xerox. So, what did you take from your years there, and how has that informed your strategy at Noventiq?

Hervé Tessler:

That's a very good question. I think there's a couple of things. I mean, first of all, I brought management experience. What I brought as well is, the last decade at Xerox, I've spent a lot of time being involved with emerging markets. I run the emerging markets, I lived in a number of these emerging markets, so I joined Noventiq with that natural background. I know how you operate in these countries. I know the different cultures. I like it, which is very important. It's not just about, you know it, it's about, you need to like it, because you need to like traveling into these countries, engaging with people, looking at that diverse, fantastic talent pool. It's not always easy, right? Because you have to shift and there's no one size fits all. So I think what I brought from Xerox is, because I moved in so many roles at Xerox, including in these emerging markets, I brought that.

The other side of my Xerox background that's useful is that it's more about transforming a business. Because I also spent few years at Xerox, a senior role based close to here, in Connecticut, running corporate operations, which was basically all of the cost of the company, at a time of a very large transformation for Xerox because we were separating the companies and a lot of things were happening. So I also brought that. So I've got that developing markets knowledge, and love, because I really love it, but also the experience of running complex transformation. And I think both are relevant to what we're doing at Noventiq, to keep growing the business.

Marlena Haddad:

And what would you say is the missing piece for most companies that are trying to keep up with these digital trends?

Hervé Tessler:

I mean, definitely cloud is a very big thing. Cloud is a big thing. I mean, if you look at the emerging markets where we operate, when we look at the kind of market size, right? We're operating in a market that's expected to be $500 billion, emerging markets, targeted emerging markets, by 2025. If you look at the cloud business in these markets, it's expected to grow at CAGR of 25%. So, cloud is the very big thing. And then, once you move customers into the cloud, it's about services. So it's about cybersecurity. Cyber is becoming a really big thing. I think up until recently, cyber was very much a topic for large global companies. The board was on the topic, they had resources to drive that. The more we look at the market now, the more we see SMBs, mid-size businesses, taking it now very seriously. And in the emerging markets, that's a massive opportunity to bring more services to that set of customers, that segment.

Nick Clayton:

Noventiq has gone through a lot of change in terms of its own geography of its operations over the past years. And so getting out of Russia, getting deeper into India, and a whole lot more, can you walk us through a bit how that footprint has shifted over the last few years?

Hervé Tessler:

Well, if I make it kind of simple, as you mentioned, we basically sold the Russian business, then after that de-merger, we kind of doubled down on India. India was already a pretty large operation for us. But then we really decided, strategically, that having India as what I call our center of gravity made a lot of sense.

Just to give you a sense of the business we have in India and the model we can replicate in other geos. We entered India in 2014, two employees, first year, $2 million revenue. Last year, we had 2,500 employees, $700 million of business. We are probably, in India, the largest Microsoft partner from a revenue standpoint, and probably one of the biggest system integrators, if I may say. So obviously, India is providing us with a unique access to a talent pool that's very, very strong. Global delivery capabilities. We also add a very targeted M&A activity in India. So that growth came from a good balance mix of organic and inorganic. So we acquired a number of very strategic capabilities with companies like VPS bringing cybersecurity capabilities, couple of others that are bringing Amazon Web Services capabilities. So we look at India as our center of gravity.

Nick Clayton:

And how much do your clients kind of differ in terms of their needs from geography to geography? Do you have a somewhat universal playbook? Or do you have to do a lot of localization?

Hervé Tessler:

I think there's a common set of needs from a kind of digital transformation standpoint. You look at cloud, you look at software, you look at cyber, more and more AI related type of services and solutions that are really coming. By the way, AI, it's a kind of buzzword. AI exists for a long time. What's changing is the pace of adoption, thanks to the billions of dollars of investment from the big techs and all the big companies. I saw Accenture announced, I think, $3 billion in tech, in AI. So, all these investments are accelerating the adoption.

Now, I think what's critical, it's not about, is a given customer in Vietnam having different needs than the same kind of customer in Mumbai? I think it's more about, how do you build that local relevance and that customer intimacy? And I think where Noventiq is very uniquely positioned, if you think about it, is we have these global partnerships with the global players, Microsoft, AWS, Google, Apple, you name them. But we have a uniquely decentralized model, and I'm a very strong believer in that model, specifically in these countries. So we have local talent in charge of running the business, connected to the market, making our brand and our offerings customized enough to answer the local, specific needs. So I think that model is very, very important to just be relevant to any given customer. From any size, by the way, because we've got a very large basket of customers, from large global to local SMBs.

Marlena Haddad:

Right. And so we briefly touched upon how Noventiq has been able to shift geographically with M&A. So what are some other things that you're looking for in a target? And have valuations changed much at all in the current environment?

Hervé Tessler:

So to answer the last piece of your question, valuation did not change much. What we're looking at through acquisition is the following. So I'm going to take it back to our strategy, growth strategy. So if I try to articulate what we're doing, and I think it's pretty simple, we've got multiple levers for growth. So we call it a three or four dimensions growth strategy.

Number one, we call it market expansion. Market means new country. Example, last year, we opened eight new countries, from Singapore to Indonesia. So we open a new country. We can also expand within a given country. India is a good example. We had a very big footprint in Mumbai. We are in ten large cities. We acquired two companies that are headquartered in Bangalore. Bangalore is like the Silicon Valley of India. Having these two companies now, we've got 50% of our head count in Bangalore. So market expansion is number one. And M&A can help us do that, or speed that up. Okay?

Number two is what we call capabilities expansion. So it's out through some of these targeted acquisitions, we're bringing onboard very specific set of skills or very specific IP. Like we acquired a company in Serbia through one of their subsidiaries, called Intellya. We acquired a very specific AI IP, and a couple of solutions that we're already expanding to customers, providing to customers. So that's capabilities expansion, and M&A helps us do that.

The third one is, we call it channel expansion. It's really coverage. So we can go for an acquisition, it might seem a bit more tactical, but it's basically, we buy a footprint, we buy a customer base, we gain access to that customer base, and then we can cross-sell, upsell the rest of the portfolio. And I do consider that one as really strategic across the board, the one I call talent expansion. So some of these acquisitions really help us bring on board a very unique set of skills, and very highly talented... And again, being local in these markets, we kind of bridge or cross-fertilize the kind of global expertise to local talent, right? For the benefit of the end customers.

Marlena Haddad:

So there seem to be a lot of big names seeking to do what you do in developed markets. But what is the competition like in the emerging economies?

Hervé Tessler:

I think we're frankly, very uniquely positioned. Because we've got that, what I call that 'glocal' approach, where we're a truly global player, we've got global assets, we've got a global brand, we've got global offerings and capabilities, but we have a local footprint, a local presence, and a local relevance. And most of the competitors we're going to face are local players. So I mean, I won't say we're kind of playing alone, we're never alone. But if you look at a number of other companies doing kind of what we do, they will have most, if not all, of their footprint in the so-called developed world. It's a different playground. We are absolutely focused in the high growth emerging markets. That's what we do for a living. We're very good at it. We know how to operate in these markets. So that's unique. And when we face competition locally, it's going to be essentially local players, and they won't have access to our total capabilities, assets, they won't have the relationship, the strategic relationship we have with Microsoft. I mean, we've built that partnership with Microsoft for decades. Okay? And you probably know, but I mean, Microsoft got, I think, more than 300,000 partners, out of which they have a handful of globally managed partners. We are one of that kind of small group of globally managed partners for Microsoft, which is also very important from a compliance standpoint. Because, I mean, we know these markets can be bumpy, right? And obviously for us, that work with Microsoft for decades in these specific geographies means we have a very high level of compliance and governance in the way we do business in these markets.

Nick Clayton:

And so moving back to the deal, Hervé, this is a unique SPAC deal in the way that Noventiq doesn't appear to be doing it largely looking just for the cash or to gain its first access to the public markets, as it's already a publicly listed company. So why was the SPAC deal an expedient way to get this done?

Hervé Tessler:

I think there's two things that I'm going to build on what you just said, Jerry. I think we're, and I strongly believe we found with Corner the right partner, not looking at kind of a short-term transaction. It's not like, "Okay, we're going to cut a deal and everybody's going to go separate ways." We're in that move together for the long term. And I think we can benefit a lot from Corner's expertise, Corner's connections, as you said, specifically I think in APAC, which is a very big play for us because India is in the middle of that APAC play. And then there's a kind of, back to, we're in a people business. There's a connection, an ability to work together and generate value. Then you've got NASDAQ itself. And again, I mean, when you look at the scale of the money at NASDAQ, and the liquidity, and the tech savviness of that market, you look at what we do for a living, it's kind of a natural move. I think it's definitely a very natural move.

Nick Clayton:

And Jerry, you did announce that you would be seeking to raise a PIPE of up to $100 million. How are those efforts going, and what is the PIPE market looking like these days? It certainly seems to be more challenging of late.

Jerry Letter:

Yes. Well, we did announce that, like you have said the market is a little bit difficult, but we're very excited about the Noventiq story. And while we're looking to raise $100 million, the beauty of working with a team like Noventiq is they have a very, very strong balance sheet, so to the extent that raising the $100 million is a nice to have, but it's not a must-have. So, again, we're very excited about the story and we're very excited about the ability to bring Noventiq to the US public markets and raise capital. But the company is very strong on its own and it does have enough money to proceed with the business plan and growth targets.

Nick Clayton:

Yeah, I wanted to get into that too, because I'm sure as you're having lots of these conversations now, and I imagine there is a certain perception of SPACs still kind of lingering in the market there as we're kind of going through this cycle. What do you think are the biggest things to point out about Noventiq and how it is differentiated from some of those other deals we've seen, but also some of the key metrics in terms of comparing it to some of the other players on the NASDAQ right now?

Jerry Letter:

Well, what's interesting is that a number of years ago, you saw a lot of companies and investors willing to invest in companies that had very high growth prospect for revenue or maybe had a story and didn't have revenue quite as of yet. And those deals didn't really pan out as well as I think a lot of investors hoped. But we're venture capitalists at heart and we love a good growth story. But what we really like about Noventiq is its ability to show that it has a track record of high revenue growth and being able to do that profitably. And we believe that revenue growth and that profitable revenue growth is something that the US public markets are looking for today.

Marlena Haddad:

And so this deal also includes some structures like an earnout that necessarily weren't available when Noventiq listed in London. Can you touch on some of the terms in this merger that provide some upside and align with the interest between Noventiq and Corner Growth?

Jerry Letter:

Yeah, so we added an earnout for both the existing shareholders as well as us as a SPAC sponsor. So to the extent that if the stock trades to levels of $14, $16 and $18, the existing shareholders will benefit from an earnout structure of additional shares, as well as us as SPAC sponsors. And we really wanted to really drive that connectivity between us and Noventiq to really help drive the market price and the value at Noventiq, so that then in turn relates back to the shareholder.

Marlena Haddad:

Right. And so do you expect being on the NASDAQ to provide some advantages to getting M&A deals done?

Jerry Letter:

Oh, most definitely. As Hervé has been speaking to, the NASDAQ, in our view, is the number one place for technology investors. And the ability to go to a number of different potential acquisition targets and not only offer cash and a partnership with Hervé and his tremendous team, but also to offer a NASDAQ security as some sort of compensation, really, I think makes them a stronger acquisition or potential merger candidate.

Marlena Haddad:

Got it. And then, so on the technology side of the business, what is the thing that you're most excited about in your industry?

Hervé Tessler:

Yeah, I mean, again, we have that broad kind of umbrella of digital transformation. But I think we're at a point where it's really exciting. I’m hearing a lot about how there's a slow-down in cloud expenses. I don't see any of that in the markets where we operate. And I think I don't see that because there's two or three things happening. These countries are embracing technology at an incredible pace. And you've got these two things happening. One is what I call the catch-up, and the other one is the leapfrogging.

So they're catching up with the so-called developed world, where basically, in the markets where we operate, they spend as an average 1.5% of their GDP in IT. In North America, Western Europe, 4.5%. So naturally, they're catching up. And that catch-up is pushed by government strategic programs. India, Modi said the decade is going to be a “techade” for India. And he was visiting the US last week, I think, and they had a lot of discussion around technology. I was in Egypt. The Egypt government’s number one project, they call it Digital Egypt. So it's happening everywhere. So they're going to catch up with the developed world, that's one.

The second one is, contrary to the developed world, they don't have to carry the burden of previous investments. They don't have the old infrastructure to take care of when they want to move to the cloud, or they want to build a new tower or building. So, there's that catch up and leapfrog, and that's just super exciting because it's growing very very very very fast. And I think for a company like Noventiq with our expertise, our local relevance, our local footprint, that customer intimacy, and that base of 80,000 plus customers that we built in the last decades, we’ve just got the right recipe for high growth. I mean, you mentioned, Jerry, the growth but I didn't say that. But we closed the previous year with gross revenue growing 52% in constant currency. So, we just added, I mean, we delivered $1.6 billion in gross revenue from $1.1 billion. So we added half a billion dollars of revenue in 12 months in these markets.

Jerry Letter:

So that's also what gets us really excited about Noventiq at Corner, is their ability to work in these emerging high growth markets. And like Hervé very thoughtfully said, in these markets, digital spend and technology spend, it's no longer a nice-to-have. It is a must-have to compete in today's world.

Hervé Tessler:

Yeah absolutely.

Nick Clayton:

And can you touch on your contract structures a little bit, just in terms of, I imagine you have lots of different kinds of clients, but is it typically an annual contract? And how much is recurring? How does that all work?

Hervé Tessler:

So, to be precise, we've got 69% of our revenue that's recurring. And we're looking at two things. How much of our revenue is recurring? Because that's good for forecasting, right? It's kind of stickiness with the customers, so we can then cross-sell, upsell, and go back to the customers every time we acquire, for instance, a new capability. But we're also looking at the pace of growth of that recurring revenue. And on the last full year, we reached that 69% of our revenue as recurring, and that revenue grew 40%. So we're getting more and more of our business recurring, and more and more fast growth.